Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 15, 2021, relating to the financial statements of Yoshiharu Global Co. as of December 31, 2020 and 2019 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

January 25, 2022